Exhibit 99.1

SPACEHAB, Inc. 12130 Highway 3, Bldg. 1 Webster, Texas 77598-1504 1.713.558.5000 fax: 1.713.558.5960 www.spacehab.com

FOR IMMEDIATE RELEASE

SPACEHAB SUBSIDIARY ANNOUNCES MANAGEMENT CHANGES

Houston, Texas, August 11, 2005 – SPACEHAB, Incorporated (NASDAQ/NMS: SPAB), a leading provider of commercial space services, announced today that John B. Satrom, Senior Vice President and General Manager of Astrotech Space Operations, a SPACEHAB subsidiary, has decided to leave the Company to pursue other interests.

“I have thoroughly enjoyed my position with SPACEHAB and Astrotech, and I consider it my privilege having had the opportunity to work with such a talented group of professionals,” said Satrom. “This was a difficult decision.” Satrom and his family will be leaving Titusville, Florida to return to Washington, D.C., where he started his career with Astrotech in 1998, just shortly after SPACEHAB acquired the payload processing company.

“John has consistently been the force behind Astrotech’s accomplishments. From expanding our Florida facility to managing the processing support of more than 125 of the 230-plus spacecraft processed since the Company began, Astrotech, through John’s leadership, has clearly continued to be the industry leader when it comes to spacecraft processing services,” said Michael E. Kearney, SPACEHAB President and Chief Executive Officer.

To keep the momentum strong, Jim Royston will take on a broader role as Deputy General Manager of Astrotech Space Operations reporting directly to Kearney. Until a new General Manager is selected, Jim will be responsible for all strategic and tactical operations for SPACEHAB’s spacecraft processing business unit. Since 2002, Royston has led the Company’s Florida ground operations and brings over 15 years of industry experience to the table.

In addition, SPACEHAB announces that Don M. White, Jr. will be joining the Astrotech team as Vice President of Florida Operations. White, who has more than 20 years of payload processing and project management experience, will oversee spacecraft processing for civil, military, and commercial customers out of Astrotech’s main base in Titusville, Florida.

“Astrotech and our team of professionals have continuously provided exceptional client-driven service and expert payload processing support to our valued customers. I have no doubt the next chapter of this business success story will be just as exciting and filled with more achievements,” said Kearney.

About SPACEHAB, Incorporated

SPACEHAB, Incorporated (www.spacehab.com) is a leading provider of commercial and government space services with three primary business units. The Flight Services business unit develops, owns, and operates habitat and laboratory modules and cargo carriers aboard NASA’s Space Shuttles for Space

Station resupply and research purposes. SPACEHAB’s Astrotech subsidiary provides payload processing support services for both commercial and government customers at company-owned facilities in Florida and California. The Company’s Government Services business unit supports NASA’s Johnson Space Center providing configuration management, product engineering, and support services for both the Space Station and Space Shuttle programs. Additionally, through The Space Store, Space Media provides space merchandise to the public and space enthusiasts worldwide (www.thespacestore.com).

The statements in this document may contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, continued government support and funding for key space programs, product performance and market acceptance of products and services, as well as other risk factors and business considerations described in the company’s Securities & Exchange Commission filings including the annual report on Form 10-K. Any forward-looking statements in this document should be evaluated in light of these important risk factors. The Company assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:

Kimberly Campbell

Vice President

Corporate Marketing and Communications

SPACEHAB, Inc.

713.558.5049

campbell@spacehab.com

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